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                                                                    EXHIBIT 21.1



SUBSIDIARIES OF SPECIALTY EQUIPMENT COMPANIES, INC.

                                                   Jurisdiction of Incorporation
Subsidiary                                         or Organization
----------                                         ---------------
Bloomfield Industries Canada Limited               Ontario, Canada
Carter-Hoffmann                                    Illinois, U.S.A.
Coolpart B.V.                                      The Netherlands
FM Manufacturing, Inc.                             Delaware, U.S.A.
Gamko Holding B.V.                                 The Netherlands
Specialty Equipment International B.V.             The Netherlands
Specialty Equipment Foreign Sales Corporation      Delaware, U.S.A.
Specialty Equipment Manufacturing Corporation      Delaware, U.S.A.
Taylor-Chicago Corporation                         Illinois, U.S.A.
Taylor Freezer (Cyprus) Limited                    Cyprus
Taylor Freezer International S.r.l.                Rome, Italy